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                                                                      EXHIBIT 5




                         [WILMER, CUTLER & PICKERING LETTERHEAD]




                                                 September 13, 1996


NHP Incorporated
8065 Leesburg Pike, Suite 400
Vienna, VA 22182

     Re:  NHP Incorporated Amended and Restated 401(k) Retirement Plan

Ladies and Gentlemen:

     We have acted as counsel to NHP Incorporated, a Delaware corporation (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of interests ("Plan Interests") in the NHP Incorporated Amended and Restated 401(k) Retirement Plan, and 500,000 shares of Common Stock of the Company to be offered to employees pursuant to the Plan ("Common Stock").

     For purposes of this opinion, we have examined copies of the following documents:

     1.   An executed copy of the Form S-8;

     2. The Plan, as last amended on February 21, 1996 as certified by the Assistant Secretary of the Company on September 13, 1996, as then being complete, accurate and in effect.

     3.   Documents disclosing material information to Plan participants
prepared in connection   with the Form S-8;

     4. The Restated Certificate of Incorporation and Bylaws of the Company as certified by the Assistant Secretary of the Company on September 13, 1996, as then being complete, accurate and in effect;

     5. A copy of a Resolution of the Board of Directors dated January 25, 1988 as certified by the Assistant Secretary of the Company on September 13, 1996 as then being complete, accurate and in effect;

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          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation thereof.

          We are members of the Bar of the District of Columbia and the State of Maryland and do not hold ourselves out as being experts in the law of any other state. This opinion is limited to the laws of the United States and the General Corporation Law of Delaware. Although we do not hold ourselves out as being experts in the laws of Delaware, we have made an independent investigation of such laws to the extent necessary to render our opinion. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

          Based upon, subject to, and limited by the foregoing, we are of the opinion that,

          1. assuming, with respect to the shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Certificate of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options or shares of Common Stock issued or allocated in connection with the Plan, and (iv) no change occurs in the applicable law or the pertinent facts, shares of Common stock allocable to Participants' accounts under the Plan will be legally issued, fully paid and non-assessable shares of Common Stock, and

          2. when issued by the Company in the manner provided in the Plan, the Plan Interests will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights, and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Form S-8 on September 13, 1996, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

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          We hereby consent to the filing of this opinion as an exhibit to the
Form S-8. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

                                               Sincerely,

                                               WILMER, CUTLER & PICKERING



                                               By:  /s/ Richard W. Cass
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                                                    Richard W. Cass, a partner

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